UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2008

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 7, 2008, TVA executed the Third Amendment to its Fall Maturity Credit Agreement with Bank of America, N.A., as Administrative Agent, and Bank of America, N.A., as a Lender.  The effective date of the Third Amendment is November 10, 2008, and it renews the Fall Maturity Credit Agreement for a term ending on November 9, 2009.  The maximum available credit under the Fall Maturity Credit Agreement, as amended, is $1 billion.  TVA has never borrowed under this credit facility.  A copy of the amendment is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
99.1*
Third Amendment Dated as of November 10, 2008, to the Fall Maturity Credit Agreement Dated as of May 17, 2006, and Amended as of November 2, 2006, and November 2, 2007, Among TVA, Bank of America, N.A., as Administrative Agent, Bank of America, N.A., as a Lender, and the Other Lenders Party Thereto.

* Schedule 1.01 has been omitted.  The Tennessee Valley Authority hereby undertakes to furnish supplementally copies of the omitted schedule upon request by the Securities and Exchange Commission.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2008	Tennessee Valley Authority
(Registrant)

/s/ John M. Thomas
John M. Thomas
Vice President and Controller

EXHIBIT INDEX

This exhibit is filed pursuant to Item 1.01 hereof.

Exhibit No.	Description of Exhibit
99.1*
Third Amendment Dated as of November 10, 2008, to the Fall Maturity Credit Agreement Dated as of May 17, 2006, and Amended as of November 2, 2006, and November 2, 2007, Among TVA, Bank of America, N.A., as Administrative Agent, Bank of America, N.A., as a Lender, and the Other Lenders Party Thereto.

* Schedule 1.01 has been omitted.  The Tennessee Valley Authority hereby undertakes to furnish supplementally copies of the omitted schedule upon request by the Securities and Exchange Commission.